SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                 Current Report Under to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  January 6, 1998
                        Commission File Number:  0-14096


                             FORELAND CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                                        87-0422812
     (State or other jurisdiction of                          (IRS Employer
      incorporation or organization)                        Identification No.)


          12596 W. Bayaud Avenue
      Suite 300, Lakewood, Colorado                                 80228
     (Address of Principal Executive Offices)                    (Zip Code)


              Registrant's Telephone Number, including Area Code:
                               (303) 988-3122


                                    N/A
     (Former name, former address, and formal fiscal year, if changed since last report)



                             ITEM 5.  OTHER EVENTS

Debt Financing

      Foreland Corporation (the "Company") has completed a $16.9 million debt financing with Energy Income Fund, L.P. ("EIF"), managed by Associated Energy Mangers, Inc., of Longmeadow, Massachusetts. The funds will be used in the enhanced oil recovery program and development drilling in the Eagle Springs field, 3D seismic acquisition, the drilling of 3D defined exploration targets, the acquisition of producing properties, and to retire existing debt. Management of the Company believes that through leveraging the Company's existing reserves, the Company can aggressively pursue its business objectives, including exploration, development, acquisitions, and integration.

      On January 9, 1998, the Company drew down $3,585,000 of its new available debt financing to fund the implementation of a high pressure air injection program, including compressors and buildings, in the Company's Eagle Springs field, the drilling and completion of one proved undeveloped well in the Eagle Springs field, the 3D seismic program on the Company's Pine Creek property, the retirement of existing debt and the payment of closing costs. An additional $1,846,000 was placed into an escrow account to fund the drilling and completion of two additional wells on locations with proved undeveloped reserves in the Eagle Springs field and the drilling and completion of a well in the Pine Creek area, based upon the evaluation of the 3D seismic data. The funds placed in escrow, as well as the remaining $11,469,000 under the financing arrangement, will be drawn down by the Company as the need for such additional funds arises.

      Pursuant to the terms of the financing arrangement, the Company is required to make payments of interest only through November 1998, after which payments of principal and interest are required to amortize the indebtedness generally over a 48-month period; provided, however, that the final payment of all accrued but unpaid interest and the remaining principal balance is due on January 1, 2002. The Company also agreed to transfer to EIF a 3% overriding royalty interest in the Company's interest in Eagle Springs, Ghost Ranch and Kate Springs and a 1% overriding royalty interest in the Company's interest in Pine Creek, Hay Ranch and from wells drilled after evaluation of 3D seismic data funded, in whole or in part, by EIF.

      Amounts due under the financing arrangement are secured by the Company's interests in Railroad Valley and Pine Valley, including the Eagle Springs, Ghost Ranch, Hay Ranch, Pine Creek, and Kate Springs properties. The financing documents require the Company to maintain certain financial ratios and comply with other terms and conditions while any balance of indebtedness remains outstanding.

      The Company has issued to EIF five year warrants to purchase 750,000 shares of common stock at $6.00 per share and 250,000 shares at $10.00 per share. The Company granted EIF the right to designate a representative for appointment to the board of directors of the Company.

Petro Source

      On December 31, 1997, the Company entered into an Option and Purchase Agreement with Houston's Petro Source Corporation, a closely-held corporation, pursuant to which the Company obtained an option to acquire at any time prior to December 31, 1998, certain of the businesses and business assets of Petro Source Refining Corporation and Petro Source Transportation. The optioned assets include the Nevada refinery, which processes crude oil produced by the Company and other Nevada operators, a processing facility in Tonopah, Nevada, and rolling stock utilized by Petro Source Transportation to gather crude oil and distribute products. The Company's management believes that the acquisition of the Petro Source assets is an important part in the Company's strategic business plan because, through the integration of production, processing, and marketing, the Company may establish price protection, multiple profit centers, and increased revenues.

      The price paid by the Company for the option was 130,000 shares of common stock, par value $0.001 per share, of the Company, subject to adjustment in certain circumstances. Upon exercise of the option by the Company, the purchase price for the optioned assets is $5 million or four times the annual income of the businesses to be purchased, with certain adjustments. The purchase of the option was the result of arm's length negotiations.

Ghost Ranch

      On January 7, 1998, the Company entered into an agreement to purchase the remaining 40% working interest in the Company's Ghost Ranch field from Barrett Resources Corporation (NYSE: BRR). Upon completion of this acquisition, the Company will own 100% of the 3D defined Ghost Ranch field and can continue exploitation of this area.

      The purchase price for the 40% working interest is $500,000, with adjustments for oil sales, oil inventory, operating expenses, and accrued unpaid property and production taxes after December 31, 1997, the effective date of the transaction. The purchase of the working interest is the result of arm's length negotiations.

      Except for the historical information contained herein, the matters discussed in this report are "forward-looking statements" within the meaning of federal securities laws. Actual results or events may differ substantially from these forward-looking statements due to numerous risks and uncertainties, including actual results from drilling for expansion, cash flow from operations, and other risks discussed in the Company's filings with the Securities and Exchange Commission.


                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Business Acquired.  Not applicable.

(b)  Pro forma Financial Information.  Not applicable.

(c)  Exhibits

     The following exhibits are included as part of this report:

                SEC
Exhibit      Reference
Number         Number                         Title of Document                     Location
---------    ---------    ------------------------------------------------------   -----------
Item 4                    Instruments Defining the Rights of Security Holders

  4.01          4         Warrant of Energy Income Fund, L.P., dated January       This Filing
                          6, 1998, to purchase 750,000 shares of common stock
                          at $6.00 per share

  4.02          4         Warrant of Energy Income Fund, L.P., dated January       This Filing
                          6, 1998, to purchase 250,000 shares of common stock
                          at $10.00 per share

Item 10                   Material Contracts

 10.01          10        Financing Agreement dated as of January 6, 1998, by      This Filing
                          and among the Company, Eagle Springs Production
                          Limited Liability Company and Energy Income Fund,
                          L.P.

 10.02          10        Refinancing Note dated as of January 6, 1998, by the     This Filing
                          Company and Eagle Springs Production Limited
                          Liability Company

 10.03          10        Development Note dated as of January 6, 1998, by the     This Filing
                          Company and Eagle Springs Production Limited
                          Liability Company

 10.04          10        Acquisition Note dated as of January 6, 1998, by the
                          Company and Eagle Springs Production Limited             This Filing
                          Liability Company

 10.05          10        Deed of Trust, Security Agreement, Assignment of         This Filing
                          Production and Proceeds, Financing Statement and
                          Fixture Filing dated as of January 6, 1998, by and
                          among the Company, Eagle Springs Production
                          Limited Liability Company, First American Title
                          Company of Nevada, and Energy Income Fund, L.P.

 10.06          10        Assignment of Overriding Royalty Interest dated          This Filing
                          effective as of January 1, 1998, of a 3% net revenue
                          interest from the Company and Eagle Springs
                          Production Limited Liability Company to Energy
                          Income Fund, L.P.

 10.07          10        Assignment of Overriding Royalty Interest dated          This Filing
                          effective as of January 1, 1998, of a 1% net revenue
                          interest from the Company and Eagle Springs
                          Production Limited Liability Company to Energy
                          Income Fund, L.P.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 1998

                                          FORELAND CORPORATION



                                          By   /s/  N. Thomas Steele
                                            N. Thomas Steele, President